                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  JUNE 14, 1996

Date of earliest event reported:  JUNE 5, 1996



                            NEWPARK RESOURCES, INC.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                      1-2960                   72-1123385
- ----------------------------      ------------------       --------------------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)           Identification No.)

    3850 NORTH CAUSEWAY, SUITE 1770
          METAIRIE, LOUISIANA                                        77002
- ----------------------------------------                         ------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (504) 838-8222




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ITEM 5.  OTHER EVENTS.

        On June 5, 1996, Newpark executed a definitive agreement with Sanifill, Inc. ("Sanifill") for the purchase by Newpark of the marine-related nonhazardous oilfield waste ("NOW") collection operations of Campbell Wells, Ltd. ("Campbell"), a Sanifill subsidiary, for a purchase price of $70.5 Million, subject, among other conditions, to financing and the expiration of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Newpark plans a public offering of Common Stock to fund the acquisition and the additional working capital that will be needed as a result of the purchase. The offering will be made only by means of a prospectus included in a registration statement that has become effective under the Securities Act.

        Earlier, Newpark and Sanifill filed notification forms required under the HSR Act, and, on May 24, 1996, the Federal trade Commission ("FTC") requested additional information with respect to the proposed transaction, which the parties have begun to accumulate. The waiting period will expire 20 days after Newpark and Sanifill furnish the requested information. Consummation of the transaction is also conditioned on the absence of any injunction against the transaction or any pending or threatened governmental proceedings seeking to enjoin the transaction.

        If the acquisition is consummated, Newpark will purchase substantially all of Campbell's non-landfarm assets and will assume leases associated with five transfer stations located along the Gulf Coast and three receiving docks at the landfarm facilities operated by Campbell, all of which are located in Louisiana. Newpark expects to achieve cost savings by consolidating the acquired facilities and operations with Newpark's similar facilities and operations; such consolidation is expected to result in a restructuring charge against Newpark's earnings of a presently undetermined amount, estimated to approximate $.25 per share. For the year ended December 31, 1995, Campbell had revenues of approximately $19 million from the business to be acquired by Newpark.

        Upon completion of the acquisition, Newpark will assume obligations under a NOW Disposal Agreement with Sanifill and Campbell, providing for delivery of an agreed upon annual volume of NOW waste for disposal at Campbell's landfarm facilities over a 25-year period. Such facilities are being retained by Campbell. Campbell and Sanifill will also agree to refrain from competing with the acquired business in the States of Louisiana, Texas, Mississippi and Alabama and in the Gulf of Mexico for a limited period.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

                1. Asset Purchase and Lease Agreement, dated June 5, 1996, among the

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        registrant, Campbell Wells, Ltd., and Sanifill,Inc.(1)

                2. NOW Disposal Agreement, dated June 4, 1996, among Sanifill, Inc., NOW Disposal Operating Co. and Campbell Wells, Ltd.(1)

                3. Copy of Press Release dated June 5, 1996.

- -----------

(1) Incorporated by reference from the registrant's Registration Statement on Form S-3 (File No. 333-05805)


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                          NEWPARK RESOURCES, INC.


Dated:  June 14, 1996                     By /s/ Matthew W. Hardey
                                             ____________________________
                                             Matthew W. Hardey, Vice President-
                                             Finance and Chief Financial Officer

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                                 EXHIBIT INDEX

                                                                    SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER                           DESCRIPTION                        PAGE
- --------------------------------------------------------------------------------
 1.         Asset Purchase and Lease Agreement, dated June 5, 1996,
            among the registrant, Campbell Wells, Ltd., and
            Sanifill, Inc.(1)

 2.         NOW Disposal Agreement, dated June 4, 1996, among
            Sanifill, Inc., NOW Disposal Operating Co. and Campbell
            Wells, Ltd.(1)

 3.         Copy of Press Release dated June 5, 1996.                     5

- -------------------

(1) Incorporated by reference from the registrant's Registration Statement on Form S-3 (File No. 333-05805)



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